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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KINETIC CONCEPTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KINETIC CONCEPTS, INC. 8023 Vantage Dr. San Antonio, Texas 78230 www.kci1.com

To our Shareholders:

        I am pleased to invite you to attend the 2005 annual meeting of shareholders of Kinetic Concepts, Inc., to be held on May 24, 2005 at 8:30 a.m. at the San Antonio Marriott Hotel Northwest, 3233 N.W. Loop 410, San Antonio, Texas 78213.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy card according to the instructions enclosed. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

        Thank you for your ongoing support of and continued interest in KCI.

Sincerely,

Ronald W. Dollens
 Chairman of the Board of Directors

2005 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders	1
Proxy Statement	2
Corporate Governance and Board of Directors Matters	5
Proposal 1—Election of Directors	9
Proposal 2—Ratification of Selection of Independent Auditors	13
Security Ownership of Certain Beneficial Owners and Management	14
Executive Compensation	17
Report of the Compensation Committee of the Board of Directors on Executive Compensation	21
Report of the Audit and Compliance Committee of the Board of Directors	24
Principal Accounting Fees and Services	25
Stock Performance Graph	27
Certain Relationships and Related Transactions	27
Other Matters	28
Additional Information	28

i

KINETIC CONCEPTS, INC.
8023 Vantage Drive
San Antonio, Texas 78230

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2005

TIME:	8:30 a.m.
PLACE:	San Antonio Marriott Hotel Northwest 3233 N.W. Loop 410 San Antonio, Texas 78213
ITEMS OF BUSINESS:	• To elect two Class A directors for a 3-year term.
• To ratify the selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2005.
• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
RECORD DATE:	Shareholders of record of Kinetic Concepts, Inc. at the close of business on April 22, 2005 are entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.
VOTING BY PROXY:
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail according to the instructions enclosed.

By Order of the Board of Directors

Stephen D. Seidel Secretary
San Antonio, Texas April 26, 2005

KINETIC CONCEPTS, INC.
8023 Vantage Drive
San Antonio, Texas 78230

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by Kinetic Concepts, Inc. ("KCI," "we" or "us") on behalf of the Board of Directors for the 2005 annual meeting of shareholders to be held on May 24, 2005, beginning at 8:30 a.m., at the San Antonio Marriott Hotel Northwest, 3233 N.W. Loop 410, San Antonio, Texas 78213, and at any adjournment or postponement of the annual meeting. The Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 26, 2005.

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Annual Meeting Business

        At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

  •
  the election of two Class A directors for a 3-year term; and

  •
  the ratification of the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2005.

In addition, our management will report on our performance during fiscal 2004 and respond to questions from shareholders.

Shares to be Voted

        You may vote all shares of our common stock owned by you as of the close of business on the record date, April 22, 2005. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stock broker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

        Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the proxies designated in the accompanying proxy card or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use. You may also submit your vote in person at the annual meeting. If you choose to vote in person at the annual meeting, please bring the enclosed proxy card or proof of identification.

Beneficial Owner

        If you hold shares in a stock brokerage account or through a bank or other nominee, the shares are held in "street name" and you are considered the beneficial owner of the shares. These proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the shareholder of record with voting instructions, your shares may constitute "broker non-votes," which are explained under the heading "Required Votes" below.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Voting by Proxy

        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

        If you receive more than one proxy card or voting instruction, it means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Changing Your Vote or Revoking Your Proxy

        If you are a shareholder of record, you may revoke your proxy or change your vote at any time prior to the close of voting at the annual meeting by filing a notice of revocation or by submitting a duly executed proxy bearing a later date with American Stock Transfer and Trust Company at 59 Maiden Ln., New York, NY 10038, or with our Corporate Secretary at 8023 Vantage Dr., San Antonio, Texas 78230. You may also revoke your proxy or change your vote by attending the meeting and voting in person. You may obtain a new proxy card by contacting American Stock Transfer and Trust Company at 1-800-937-5449 or by attending the meeting in person.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy or change your vote by following the instructions provided by your broker, bank or nominee.

Quorum Requirements

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the annual meeting to conduct its business. At the close of business on the record date, 69,152,256 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting for purposes of a quorum.

Board Recommendations

        Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors' recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

  •
  "FOR" the election of each of our nominees to the Board of Directors

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2005

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote in accordance with their judgment on such matter.

Required Votes

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the annual meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors. The proposal for ratification of the appointment of auditors will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting. In determining whether these proposals received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

        Dennis E. Noll, the Vice-President of Community Affairs, will tabulate the votes and act as the inspector of election. We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Admission to the Meeting

        You will be admitted to the meeting only if you are listed as a shareholder of record or a beneficial owner as of the close of business on April 22, 2005 and bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker, bank or nominee or a copy of a brokerage statement showing your share ownership as of April 22, 2005.

Shareholder Proposals

        For a shareholder's proposal to be included in our Proxy Statement for the 2006 annual meeting of shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the proposal must be received by our Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230 not later than December 26, 2005. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our By-laws require that such proposals must be submitted to our Corporate Secretary, not later than January 25, 2006 and not earlier than December 24, 2005, unless the annual meeting is called for a date earlier than April 24, 2006 or later than August 2, 2006, in which case such proposal must be received not earlier than 150 days prior to such annual meeting and may not be received later than

120 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is such made, whichever occurs last.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board of Directors

        The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit and Compliance Committee		Director Affairs Committee		Compensation Committee
Ronald W. Dollens, Chairman of the Board					X
James R. Leininger, M.D., Chairman Emeritus
John P. Byrnes	X
Harry R. Jacobson, M.D.					X
N. Colin Lind					X
David J. Simpson	X	*	X
C. Thomas Smith			X		X	*
Donald E. Steen	X		X	*
Dennert O. Ware

X
Committee member

*
Committee chairperson

        During 2004, the Board of Directors adopted director independence criteria which meet the new listing standards adopted by the New York Stock Exchange ("NYSE") and are applicable to all directors. Unless a director has some other material relationship with KCI, a director will be deemed independent if during the past year, and from and after November 4, 2004, during the three years preceding the date on which such determination is made:

  •
  KCI has not employed the director or any of his or her immediate family members;

  •
  the director has not been employed in a professional capacity by, or affiliated with, KCI's internal or external auditors, nor has any of the director's immediate family members been so employed or affiliated;

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  neither the director, nor any of his or her immediate family members, has received more than $100,000 per year in direct compensation from KCI (other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued services);

  •
  neither the director, nor any of his or her immediate family members, has been employed as an executive officer of another company where any of KCI's present executive officers serves on such other company's compensation committee or an equivalent committee;

  •
  the director has not (directly or indirectly as a partner, shareholder or officer of another corporation or other entity) provided paid consulting, legal or financial advisory services to KCI or KCI's present or former internal or external auditors;

  •
  the director has not been an executive officer or an employee, and no immediate family member of the director has been an executive officer, of a company that makes payments to, or receives payments from, KCI for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  •
  the director has not served as an executive officer of a charitable organization to which contributions by KCI in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

The full text of our independence criteria can be found in the Investor Relations section of our website at www.kci1.com. A copy may also be obtained upon request from our corporate secretary.

        Pursuant to our director independence criteria, our Board of Directors has reviewed the independence of each director. During this review, the Board considered, among other things, employment history, history of payments received from KCI, share ownership of the director and the director's affiliates, related party transactions, and relationships with auditors for each director. As set forth in the independence criteria, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that all of the directors are independent of KCI and its management under the standards set forth in the Guidelines, with the exception of Mr. Ware and Dr. Leininger. Mr. Ware is considered non-independent because of his employment with KCI as Chief Executive Officer. Dr. Leininger may not be deemed to be independent because of his prior service to KCI, his direct, ongoing working relationship with management onsite at the corporate headquarters, and the size of his share ownership.

2004 Board Meetings

        During the fiscal year ended December 31, 2004, the Board of Directors held eight meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a director or committee member, respectively. KCI does not have a policy on director attendance at the annual meeting of shareholders.

        At each regularly scheduled board meeting, the non-management directors meet in an executive session without management to discuss the affairs of KCI. The Chairman of the Board presides over the executive sessions of our Board's non-management directors.

Communicating with the Board of Directors

        The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. All correspondence should be addressed to the Board of Directors or any individual director, group of directors or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 8023 Vantage Dr., San Antonio, Texas 78230. Those wishing to communicate with the director presiding over non-management executive sessions or non-management directors as a group may do so by sending correspondence to the same address.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Codes of Ethics

        The Board of Directors has adopted the following three codes of ethics:

  •
  Director's Code of Business Conduct and Ethics;

  •
  Code of Ethics for Chief Executive and Senior Financial Officers; and

  •
  Officers' and Employees' Corporate Code of Conduct and Ethics.

        Copies of each of these policies are available on our web site at www.kci1.com, and may be obtained free of charge by request in writing to the Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230. We intend to post on our web site any material changes to, or waiver from our code of business conduct, if any, within five business days of such event.

Board Committees

        The Board of Directors has an Audit and Compliance Committee, a Compensation Committee and a Director Affairs Committee. Each committee is governed by a charter, a current copy of which is available on our corporate website at www.kci1.com. Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230.

Audit and Compliance Committee

        The Audit and Compliance Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. During 2004, the members of the Audit and Compliance Committee were David J. Simpson (Chairman), John P. Byrnes and Donald E. Steen. Each of the foregoing directors is an independent director under the NYSE listing standards and KCI's director independence criteria. Our Board of Directors has determined that Mr. Simpson, the Chairman of our Audit and Compliance Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Audit and Compliance Committee held 11 meetings during the fiscal year ended December 31, 2004. A copy of our Audit and Compliance Committee Charter is attached as Appendix A hereto.

Compensation Committee

        The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also oversees our stock option and other employee benefit plans. The members of the Compensation Committee are Ronald W. Dollens, N. Colin Lind, Harry R. Jacobson, M.D. and C. Thomas Smith, each of whom is an independent director under the NYSE listing standards. Mr. Dollens served as Chairman of the Compensation Committee during 2004, and Mr. Smith will serve as chairman of the Committee during 2005. The Compensation Committee held four meetings during the fiscal year ended December 31, 2004.

Director Affairs Committee

        The functions of the Director Affairs include the following: identifying and recommending to the Board individuals qualified to serve as directors of KCI; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition, procedures and compensation; developing and recommending to the Board a set of corporate governance principles applicable to KCI and overseeing corporate governance matters generally; and overseeing the annual evaluation of the Board and KCI's management.

        The members of the Director Affairs Committee are Donald E. Steen (Chairman), David J. Simpson, and C. Thomas Smith, each of whom is an independent director under the NYSE listing standards and KCI's director independence criteria. The Director Affairs Committee met two times during 2004.

        The Director Affairs Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Director Affairs Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Director Affairs Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Director Affairs Committee, a shareholder must submit the recommendation in writing and must include the following information: the name of the shareholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of KCI and the person's written consent to be named as a director if selected by the Director Affairs Committee and nominated by the Board.

        The shareholder recommendation and information described above must be sent to the Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230, and must be received by the Corporate Secretary within the time periods described under the heading "Shareholder Proposals," above.

        The Director Affairs Committee believes that the minimum qualifications for serving as a director of KCI are that a nominee for director must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of KCI and have a reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of KCI's business environment, and willingness to devote adequate time and effort to Board responsibilities. In addition, the Director Affairs Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and KCI.

        The Director Affairs Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Director Affairs Committee also, from time to time, may engage firms that specialize in identifying director candidates.

        Once a person has been identified by the Director Affairs Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Director Affairs Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Director Affairs Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our By-laws authorize the Board of Directors to establish the number of directors serving on the Board. Our Board of Directors is currently comprised of nine directors. Our By-laws divide the Board of Directors into three classes—Class A, Class B and Class C—with members of each class serving staggered three-year terms. One class of directors is elected by the shareholders at each annual meeting to serve a three-year term and until their successors are duly elected and qualified. The Class A directors will stand for reelection or election at this year's annual meeting. The Class B directors will stand for reelection or election at the 2006 annual meeting and the Class C directors will stand for reelection or election at the 2007 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

        The names of the nominees for election as Class A directors at the annual meeting and of the incumbent Class B and Class C directors and our executive officers, and certain information about them as of December 31, 2004, are set forth below:

Directors and Executive Officers

Name	Age	Occupation/Position Held With Us
Nominees for Class A directors:
James R. Leininger, M.D.	60	Director, Chairman Emeritus
Dennert O. Ware	63	Director, President and Chief Executive Officer
Incumbent Class B directors:
N. Colin Lind	48	Director
C. Thomas Smith	66	Director
Donald E. Steen	58	Director
Incumbent Class C directors:
Ronald W. Dollens	58	Director, Chairman of the Board
John P. Byrnes	46	Director
Harry R. Jacobson, M.D.	57	Director
David J. Simpson	58	Director
Executive Officers:
G. Frederick Rush	55	Vice President, Corporate Development
Christopher M. Fashek	55	President, KCI USA
Martin J. Landon	45	Vice President, Chief Financial Officer
Michael J. Burke	57	Vice President, Manufacturing and Quality
R. James Cravens	41	Vice President, Human Resources
Steven J. Hartpence	56	Vice President, Business Systems
Jorg W. Menten	47	President, KCI International
Stephen D. Seidel	48	Vice President, General Counsel and Secretary
Daniel C. Wadsworth, Jr.	51	Vice President, Global Research and Development

        James R. Leininger, M.D. is the founder of KCI and served as Chairman of the Board of Directors from 1976 until 1997. From January 1990 to November 1994, Dr. Leininger served as President and Chief Executive Officer of KCI. From 1975 until October 1986, Dr. Leininger was also a director of the Emergency Department of the Baptist Hospital System in San Antonio, Texas.

        Dennert O. Ware joined KCI as Director, President and Chief Executive Officer in April of 2000. Before joining KCI, he served as President and CEO of Boehringer Mannheim Corporation, a market leader in medical diagnostic equipment. He joined Boehringer in 1972 as Vice President of Technical Affairs of DePuy, the company's Orthopedic Division. He later held senior management positions in the Diagnostic Division and became President and CEO of Boehringer Mannheim's North American operations in 1997.

        N. Colin Lind became a director in November 1997 pursuant to a voting agreement between KCI and various stockholders, including Blum Capital Partners, L.P., as a representative of Blum Capital Partners. Mr. Lind is the Managing Partner of Blum Capital Partners, L.P., a public strategic block and private equity investment firm with approximately $3.0 billion in assets under management. Mr. Lind joined Blum Capital Partners in 1986. He currently serves on the board of PRG-Schultz International, Inc. and has previously been a director of three public and nine private companies.

        C. Thomas Smith became a director in May 2003. Prior to his retirement in April 2003, Mr. Smith served as Chief Executive Officer and President of VHA Inc., a member owned and member driven health care cooperative, since 1991. From 1977 to 1991, Mr. Smith was President of Yale-New Haven Hospital and President of Yale-New Haven Health Services Corp. From 1971 to 1976, he was Vice President and Executive Director of Hospitals and Clinics and a member of the board of trustees for Henry Ford Hospital in Detroit. From January 1987 until April 2003, Mr. Smith was a member of the VHA board. He also served on the boards of Novation, LLC and the Healthcare Leadership Council. Mr. Smith is a past Chairman of the American Hospital Association and the Council of Teaching Hospitals and a former member of the boards of the Association of American Medical Colleges, the International Hospital Federation, the Hospital Research and Educational Trust, the National Committee on Quality Healthcare, the Jackson Hole Group and Genentech, Inc. He also currently serves on the board of InPatient Care Management, Neoforma and the Renal Care Group.

        Donald E. Steen became a director in 1998. Mr. Steen founded United Surgical Partners International, Inc. in February 1998 and has served as its Chief Executive Officer and Chairman since that time. Mr. Steen served as President of the International Group of HCA—The Healthcare Company, formerly known as Columbia/HCA Healthcare Corporation, from 1995 until 1997 and as President of the Western Group of HCA from 1994 until 1995. Mr. Steen founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982. Mr. Steen is also a member of the Board of Directors of Horizon Health Care, Inc and Ameripath, Inc.

        Ronald W. Dollens became a director in 2000 and currently serves as Chairman of the Board. Mr. Dollens is President, Chief Executive Officer and a director of Guidant Corporation, a corporation that pioneers lifesaving technology for millions of cardiac and vascular patients worldwide. He has served in that capacity since 1994. Mr. Dollens also held the position of President and Chief Executive Officer of Guidant's subsidiary, Advanced Cardiovascular Systems, Inc. Previously, he served as President of Eli Lilly and Company's Medical Devices and Diagnostics Division from 1991 until 1994. Mr. Dollens currently serves on the boards of Beckman Coulter, Inc., the Advanced Medical Technology Association, the Eiteljorg Museum, the Indiana Health Industry Forum, Alliance for Aging Research and Butler University. Mr. Dollens became a director of KCI in 2000 and he currently serves as chairman of the KCI compensation committee. His current term expires at the KCI annual shareholder meeting to be held in 2007.

        John P. Byrnes became a director in 2003. He has served as Chief Executive Officer of Lincare Holdings Inc., a home health care company since January 1997 and as a director of Lincare since May 1997. Mr. Byrnes was appointed Chairman of the Board of Lincare Holdings Inc. in March 2000. Mr. Byrnes has been President of Lincare since June 1996. Prior to becoming President, Mr. Byrnes served Lincare in a number of capacities over a ten-year period, including serving as Lincare's Chief Operating Officer throughout 1996.

        Harry R. Jacobson, M.D.    became a director in June 2003. Dr. Jacobson is Vice Chancellor for Health Affairs of Vanderbilt University, Nashville, Tennessee, a position he has held since 1997. He has been a director of Renal Care Group since 1995 and was Chairman of the Board of Directors of Renal Care from 1995 to 1997. Dr. Jacobson currently serves as a director of Health Gate Data Corp. He also currently serves as Professor of Medicine at Vanderbilt University Medical Center, a position he has held since 1985.

        David J. Simpson became a director in June 2003. Mr. Simpson was appointed Vice President, Chief Financial Officer and Secretary of Stryker Corporation, a worldwide medical products and services company from 1987 to 2002. He is currently Executive Vice President of Stryker Corporation. He had previously been Vice President and Treasurer of Rexnord Inc., a manufacturer of industrial and aerospace products and is currently a director of Regeneration Technologies, Inc.

        G. Frederick Rush joined KCI as Vice President, Corporate Development in June 2000. Prior to joining KCI, Mr. Rush was Senior Vice President, Strategy and Business Development for Roche Diagnostics Corporation, formerly Boehringer Mannheim Corporation from April 1998 to April 2000. During a portion of this time, he also served as Vice President, Laboratory Diagnostics from May 1999 to February 2000. From August 1995 to April 1998, Mr. Rush was Senior Vice President, Global Marketing and Sales for Boehringer Mannheim Biochemicals. Prior to that he was Vice President Strategy and Business Development for Boehringer Mannheim Diagnostics.

        Christopher M. Fashek joined KCI in February 1995 as President, KCI USA. Prior to joining KCI, he served as General Manager, New Zealand at Sterling Winthrop, a division of Eastman Kodak, from February 1993 to February 1995, and served as Vice President of Sales at Sterling Winthrop USA, a division of Eastman Kodak, from 1989 until February 1993. Mr. Fashek currently serves as an advisory board member of Network Consulting Information.

        Martin J. Landon has served as Vice President and Chief Financial Officer since December 2002. Mr. Landon joined KCI in May 1994 as Senior Director of Corporate Development and was promoted to Vice President, Accounting and Corporate Controller in October 1994. From 1987 to May 1994, Mr. Landon worked for Intelogic Trace, Inc., an independent computer maintenance company, where his last position was Vice President and Chief Financial Officer.

        Michael J. Burke joined KCI in September 1995 as Vice President, Manufacturing and Quality. Prior to joining KCI, Mr. Burke worked for Sterling Winthrop, Inc., a division of Eastman Kodak Company, for 25 years, where he served as Vice President, Manufacturing and as General Manager, Sterling Health HK/China since 1992.

        R. James Cravens joined KCI in July 2004 as Vice President, Human Resources. Prior to joining KCI, Mr. Cravens was Senior Vice President, Human Resources for VNU, Inc., a global media and information company. From 1995 to 2002, he held a number of roles with ACNielsen, where he most recently served as Senior Vice President and Chief Human Resources Officer. Mr. Cravens serves on the Board of Directors of the YMCA of Greater San Antonio.

        Steven J. Hartpence joined KCI in October 2001 as Vice President, Reimbursement Systems and was promoted to Vice President, Business Systems in December 2002. Prior to joining KCI, Mr. Hartpence worked for Sigma Aldrich Corporation, a biochemical and organic chemical products company, for nine years, where he most recently served as Vice President, Engineering.

        Jorg W. Menten joined KCI in July 2001 as President, KCI International. From August 1999 to June 2001, Mr. Menten was Chief Financial Officer of 4Sigma GmbH, a health care services venture in Hamburg, Germany. From April 1998 to July 1999, Mr. Menten was Executive Vice President, Finance and Controlling of F. Hoffman—LaRoche AG, a pharmaceutical company in Basel, Switzerland. Prior to April 1998, Mr. Menten was Chief Financial Officer of Boehringer Mannheim Group in Amsterdam, The Netherlands.

        Stephen D. Seidel joined KCI in April 2005 as Vice President, General Counsel and Secretary. Prior to joining KCI, Mr. Seidel served for the last eight years as Managing Director of Cox Smith Matthews Incorporated, a business and litigation law firm based in San Antonio, Texas. Mr. Seidel currently serves as Chairman of the Board of the San Antonio March of Dimes and he is the current Chair Elect of the Greater San Antonio Chamber of Commerce. He also serves as a member of the Executive Committee of the San Antonio Economic Development Foundation.

        Daniel C. Wadsworth, Jr. joined KCI in March 2002 as Vice President, Global Research and Development. Prior to joining KCI, Mr. Wadsworth worked for C.R. Bard, Inc., a worldwide health care products company focused on vascular, urology, and oncology disease states, for 18 years, where he most recently served as Staff Vice President, New Technology and Research Alliances.

Vote Required

        Directors are elected by the holders of a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the annual meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED BOARD NOMINEE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Ernst & Young has audited our financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting is required for the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2005. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

        Shareholder ratification of the selection of Ernst & Young as our independent auditors is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Compliance Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Compliance Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2005 by: (a) each director and nominee for director named in "Proposal 1—Election of Directors;" (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Percentage of beneficial ownership is based on 69,150,256 shares of our common stock outstanding as of April 1, 2005.

	Shares of Common Stock Beneficially Owned(1)
Name(2)	# of Shares	% of Class
Blum Capital Partners, L.P., Richard C. Blum and related parties(3) 909 Montgomery Street, Suite 400 San Francisco, CA 94133	4,828,659	6.98%
Fremont Partners, L.P. and related parties(4) 199 Fremont Street, Suite 2300 San Francisco, CA 94105	3,891,355	5.63%
FMR Corporation and related parties(5) 82 Devonshire Street Boston, MA 02109	3,832,774	5.54%
Directors and Executive Officers
Ronald W. Dollens(6)	82,306	*
James R. Leininger, M.D.(7)	12,448,107	18.00%
Dennert O. Ware(8)	3,620,801	4.98%
John P. Byrnes(9)	83,221	*
Harry R. Jacobson, M.D.(10)	34,830	*
N. Colin Lind(3)(11)	4,828,659	6.98%
David J. Simpson(12)	38,317	*
C. Thomas Smith(13)	16,641	*
Donald E. Steen(14)	38,975	*
G. Frederick Rush(15)	329,324	*
Christopher M. Fashek(16)	314,293	*
Martin J. Landon(17)	171,511	*
Michael J. Burke(18)	301,190	*
R. James Cravens	4,250	*
Steven J. Hartpence(19)	37,722	*
Jorg W. Menten(20)	143,723	*
Stephen D. Seidel	6,500	*
Daniel C. Wadsworth, Jr.(21)	105,055	*
Directors and Executive Officers as a Group(22)	22,605,425	30.53%
Total	30,329,554	40.96%

*
Less than one percent (1%).

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of April 1, 2005 are considered to be beneficially owned by such person. Unless otherwise indicated in the footnotes, the person or entity named has sole voting power and investment power with respect to all shares indicated.

(2)
Unless otherwise indicated the address of each individual listed in this table is c/o Kinetic Concepts, Inc., 8023 Vantage Drive, San Antonio, Texas 78230.

(3)
Shares of common stock held by Blum Capital Partners, L.P. and its related parties include (i) 4,330,481 shares held by RCBA-KCI Capital Partners, L.P., (ii) 268,630 shares held by Stinson Capital Partners II, L.P., (iii) 218,686 shares held by Blum Strategic Partners II, L.P., (iv) 4,512 shares held by Blum Strategic Partners II GmbH & Co. KG, and (v) 4,499 shares held by and 1,851 shares acquirable upon the exercise of options held by N. Colin Lind.

  Blum Capital Partners, L.P. serves as the general partner of RCBA-KCI Capital Partners, L.P. and Stinson Capital Partners II, L.P. with voting and investment discretion. The shares owned by RCBA-KCI Capital Partners, L.P. and Stinson Capital Partners II, L.P. may be deemed to be owned indirectly by the following parties: (a) Blum Capital Partners, L.P.; (b) Richard C. Blum & Associates, Inc., the sole general partner of Blum Capital Partners, L.P.; and (c) Richard C. Blum, Chairman and President of Richard C. Blum & Associates, Inc. Richard C. Blum & Associates, Inc., Blum Capital Partners, L.P. and Mr. Blum disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

  Blum Strategic GP II, L.L.C. serves as the general partner of Blum Strategic Partners II, L.P. and as the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. The shares owned by Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG may be deemed to be owned indirectly by the following parties: (a) Blum Strategic GP II, L.L.C., the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG; and (b) Richard C. Blum, a managing member of Blum Strategic GP II, L.L.C. Both Blum Strategic GP II, L.L.C. and Mr. Blum disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

  Richard C. Blum is the Chairman and President of Richard C. Blum & Associates, Inc., which is the general partner of Blum Capital Partners, L.P. He is also a managing member of Blum Strategic GP II, L.L.C., which is the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. Mr. Blum disclaims beneficial ownership of the shares held by Blum Capital Partners, L.P. and its related parties, except to the extent of his pecuniary interest in such shares.

(4)
Shares of common stock currently held by Fremont Partners, L.P. and its related parties include (i) 206,633 shares held by FP Advisors, LLC, (ii) 69,756 shares held by Fremont Offshore Partners, LP, (iii) 108,907 shares held by Fremont Partners Side by Side, LP, (iv) 1,918 shares held by Fremont Offshore Associates, LT, (v) 512 shares held by Fremont-KCI Co-Investment Co., LLC, (vi) 563,658 shares held by Fremont Sequoia Holding, LP; (vii) 298,420 shares held by Fremont Acquisition Co. IIA, LLC; (viii) 519 shares held by Fremont-KCI Co-Investment II, LLC; (ix) 1,059,703 shares held by Fremont Partners III, LP; (x) 48,360 shares held by Fremont Partners III Side by Side, LP; (xi) 1,415,101 shares held by Fremont Acquisition Co. II, LLC; (xii) 39,289 shares held by James T. Farrell, a former KCI director and managing partner of Fremont Partners, LP and certain of its related parties; and (xiii) 78,579 shares held by Robert Jaunich, II, a former KCI director and managing partner of Fremont Partners, LP and certain of its related parties.

(5)
Information is based on the Schedule 13G filing made by FMR Corporation ("FMR") on February 14, 2005. KCI has no reason to believe that such information is not complete or accurate or that a statement or amendment should have been filed and has not. Includes 686,774 shares over which FMR has sole voting power and 3,832,774 shares over which FMR has sole investment power.

(6)
Mr. Dollens's common stock holdings include 75,336 shares acquirable upon the exercise of options.

(7)
Shares of common stock beneficially owned by Dr. Leininger include (i) 1,851 shares acquirable upon the exercise of options and (ii) 10,100 shares of common stock held by J&E Investments, L.P., in which Dr. Leininger is a 1% general partner, with respect to which Dr. Leininger disclaims beneficial ownership, except to the extent of any pecuniary interest therein.

(8)
Mr. Ware's common stock holdings include 3,620,700 shares acquirable upon the exercise of options.

(9)
Mr. Byrnes's common stock holdings include 3,469 shares acquirable upon the exercise of options.

(10)
Dr. Jacobson's common stock holdings include 3,469 shares acquirable upon the exercise of options, and 1,000 shares held by his wife.

(11)
Mr. Lind's common stock holdings reflect 4,499 shares held, 1,851 shares acquirable by him upon the exercise of options and the shares beneficially owned by Blum Capital Partners, L.P. and such related parties. Mr. Lind is the managing partner of Richard C. Blum & Associates, Inc., which is the general partner of Blum Capital Partners, L.P. He is also a managing member of Blum Strategic GP II, L.L.C., which is the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. Mr. Lind disclaims beneficial ownership of the shares held by Blum Capital Partners, L.P. and its related parties, except to the extent of his proportionate pecuniary interest in such shares.

(12)
Mr. Simpson's common stock holdings Common stock holdings include (i) 29,195 shares held in the David J. Simpson Revocable Living Trust, with respect to which Mr. Simpson disclaims beneficial ownership except to the extent of any pecuniary interest therein, (ii) 100 shares held by his son, and (iii) 3,052 shares acquirable upon the exercise of options.

(13)
Mr. Smith's common stock holdings include 3,469 shares acquirable upon the exercise of options.

(14)
Mr. Steen's common stock holdings include 3,469 shares acquirable upon the exercise of options.

(15)
Mr. Rush's common stock holdings include 196,179 shares acquirable upon the exercise of options.

(16)
Mr. Fashek's common stock holdings include 200 shares held by Mr. Fashek's wife, and 272,571 shares acquirable upon the exercise of options.

(17)
Mr. Landon's common stock holdings include 800 shares held by Mr. Landon as trustee for his children under the Texas Uniform Transfers to Minors Act, with respect to which Mr. Landon disclaims beneficial ownership except to the extent of any pecuniary interest therein, and 147,750 shares acquirable upon the exercise of options.

(18)
Mr. Burke's common stock holdings include 294,439 shares acquirable upon the exercise of options.

(19)
Mr. Hartpence's common stock holdings include 29,271 shares acquirable upon the exercise of options.

(20)
Mr. Menten's common stock holdings include 137,922 shares acquirable upon the exercise of options.

(21)
Mr. Wadsworth's common stock holdings include 96,214 shares acquirable upon the exercise of options, and 3,390 shares held by his wife.

(22)
Includes 4,891,012 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 1, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that with respect to their November 2004 director grants, Forms 4 for one of our directors, Mr. Lind, and two of our former directors, Messrs. Jaunich and Farrell, were filed late in December 2004, and a Form 4 for one of our directors, Dr. Jacobson, was filed late with respect to shares his wife purchased in the IPO.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid or accrued by KCI to the Chief Executive Officer and each of the four most highly compensated executive officers (collectively, the "named executive officers") for their services for the years ended December 31, 2004, 2003 and 2002.

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation(2)
Dennert O. Ware Chief Executive Officer & President	2004 2003 2002	$563,849 525,359 495,000	$13,546,648 393,000 314,991	— — —	— — —	— — —	$8,039 7,336 6,039
G. Frederick Rush Vice President, Corporate Development	2004 2003 2002	$276,676 266,595 251,505	$596,599 150,453 127,332	— — —	$111,025 — —	15,000 — —	$5,269 4,447 3,231
Dennis E. Noll Senior Vice President, General Counsel & Secretary(3)	2004 2003 2002	$262,032 247,200 233,200	$528,642 152,306 323,716	— — —	$111,025 — —	15,000 — —	$5,657 6,644 5,378
Christopher M. Fashek President, KCI USA	2004 2003 2002	$271,607 260,767 247,200	$438,463 148,696 139,239	— — —	— — —	— — —	$6,245 7,552 7,868
Martin J. Landon Vice President, Chief Financial Officer	2004 2003 2002	$233,008 200,997 152,400	$412,481 123,240 78,843	— — —	$111,025 — —	15,000 400,000 —	4,614 3,622 2,852

(1)
For 2004, bonus amounts include special IPO bonuses made in March 2004 in the following amounts: Mr. Ware—$13 million; Mr. Rush—$416,287; Mr. Noll—$345,642; Mr. Fashek—$268,463; Mr. Landon—$247,821.

(2)
The "All Other Compensation" column includes a contribution of $4,000 in 2004, $3,000 in 2003 and $2,000 in 2002 to our 401(k) plan for Messrs. Ware, Rush, Fashek, Noll and Landon, and above-market earnings of $1,002, $3,210 and $4,640 for Mr. Fashek, $882, $2,784 and $2,651 for Mr. Noll and $141, $211 and $546 for Mr. Landon in 2004, 2003 and 2002 credited to compensation deferred at the election of those individuals in each respective year. Also included is a premium for term life insurance for Mr. Ware of $4,039, $4,336 and $4,039, for Mr. Rush of $1,269, $1,447 and $1,231, for Mr. Fashek of $1,243, $1,342 and $1,228, for Mr. Noll of $775, $860 and $727, and for Mr. Landon of $473, $411 and $306, respectively.

(3)
As of April 1, 2005, Mr. Noll resigned as Senior Vice President, General Counsel and Secretary and currently serves as Vice-President, Community Affairs and Senior Counsel.

Management Plans

        In April 2000, we established the CEO Special Bonus Plan. This plan established a bonus pool for our chief executive officer of up to $13.0 million. Upon the closing of our initial public offering on February 27, 2004, the full $13.0 million was paid to our chief executive officer, Dennert O. Ware.

        In April 2000, we established the 2000 Special Bonus Plan. This plan established a bonus pool of up to $6.0 million. In connection with our initial public offering, we paid $5.7 million in bonuses under this plan. Of the $5.7 million, Mr. Rush received approximately $416,300, Mr. Fashek received approximately $268,500, Mr. Noll received approximately $345,600, Mr. Landon received approximately $248,000 and 74 other employees received an aggregate of approximately $4.5 million.

Employment and Severance Agreements

        Upon hiring each of the named executive officers, KCI and the named executive officer each signed an offer letter outlining the terms of employment for such officer. In addition, Mr. Menten entered into an employment contact with KCI Europe Holdings B.V. Each of these agreements sets forth standard terms summarizing salary, bonus and benefits. None of these agreements establishes a term of employment for any named executive officer. For information on the most recent salary and bonus information for the named executive officers, see "Executive Compensation." Under Mr. Ware's offer letter, he is entitled to severance equal to one year's salary in the event he leaves the employment of KCI for a reason other than an act of malfeasance or moral turpitude. Under Mr. Menten's contract of employment, he is entitled to severance equal to six months' salary in the event of his termination of employment by KCI Europe Holdings B.V. for a reason other than an act of malfeasance or moral turpitude. None of the other named executive officers has any severance arrangement apart from standard severance policies that apply to all employees.

Option Grants in Last Fiscal Year

        In 2004, options to purchase an aggregate of 975,875 shares of our common stock were issued to employees. Of this amount, options to purchase 45,000 shares were granted to the named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted
		% of Total Options Granted to Employees in Fiscal Year
			Exercise Price(1)	Expiration Date
					5%	10%
Dennert O. Ware	—	—	—	—	—	—
G. Frederick Rush	15,000	1.54%	$44.41	4/1/2014	$418,950	$1,061,700
Dennis E. Noll	15,000	1.54%	$44.41	4/1/2014	$418,950	$1,061,700
Christopher M. Fashek	—	—	—	—	—	—
Martin J. Landon	15,000	1.54%	$44.41	4/1/2014	$418,950	$1,061,700

(1)
The 2004 grants were issued at the fair market value of the stock at the date of issuance. The options vest and become exercisable in twenty-five percent (25%) increments on April 1 of each year and have a term of ten (10) years.

(2)
Potential realizable values are calculated by (i) multiplying the number of shares of common stock underlying an option by the market price of our common stock on the date of the grant; (ii) assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and (iii) subtracting from that result the total option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future common stock prices.

Aggregate Option Exercises and Fiscal Year-End Option Value

        The following table sets forth certain information concerning the number and value of the options held by the named executive officers as of December 31, 2004.

Name	Number of Securities Underlying Options Exercised	Value Realized(1)	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End(2) Exercisable/Unexercisable
Dennert O. Ware	402,300	$17,173,181	3,620,700	—	$258,834,791	—
G. Frederick Rush	128,894	$1,570,896	172,429	116,000	$12,326,518	$7,698,588
Dennis E. Noll	219,932	$9,872,990	141,714	23,000	$10,185,780	$1,050,250
Christopher M. Fashek	344,271	$15,207,947	335,571	12,000	$24,358,976	$857,850
Martin J. Landon	91,777	$3,926,434	96,000	339,000	$6,507,800	$22,220,300

(1)
Represents the difference between the exercise price of the options and the fair market value of the shares of common stock on the date of exercise.

(2)
Represents the difference between the exercise price of the stock option and the fair market value of the common stock as of December 31, 2004 which was $76.30 per share, multiplied by the number of shares issuable upon exercise of the stock option.

Director Compensation

        During 2003, our Board of Directors adopted a director compensation policy pursuant to which each director receives the following annual compensation:

  •
  a $20,000 annual cash retainer;

  •
  a grant of a number of unrestricted shares of common stock with a fair market value equal to $10,000 on the date of grant;

  •
  a stock option grant for a number of shares equal to $50,000 divided by the fair market value of common stock on the date of grant; and

  •
  a restricted stock grant for a number of shares equal to $50,000 divided by the fair market value of common stock on the date of grant.

        In 2004, the Board of Directors amended the director compensation policy, effective January 1, 2005. Beginning in 2005, directors will no longer receive the formula stock option grant and restricted and unrestricted stock grants discussed above. Instead, each non-employee director will receive on the date of each annual shareholders meeting at which they are re-elected or are currently serving an existing term as a director (1) a stock option grant to purchase 4,500 shares and (2) a restricted stock grant for 1,000 shares. A non-employee director appointed other than at an annual shareholders meeting will receive the same option and restricted stock grants.

        Directors will also receive a payment of $2,500 for each regularly scheduled quarterly meeting attended and $1,500 for each other board or committee meeting that is not scheduled in conjunction with a quarterly meeting. The chairman of the board receives an additional cash retainer of $10,000, the chairman of the audit and compliance committee receives an additional cash retainer of $10,000, and the chair of each other committee receives an additional annual cash retainer of $5,000. During 2004, the following aggregate payments and grants were made to directors:

  •
  aggregate fees of $323,000 were paid;

  •
  1,610 shares of unrestricted stock were granted;

  •
  options for the purchase of 8,090 shares were granted; and

  •
  8,090 shares of restricted stock were granted.

Indemnification of Directors and Officers and Limitation of Liability

        The Texas Business Corporation Act, or TBCA, permits us to indemnify, advance expenses to, and purchase and maintain insurance on behalf of, directors and officers, among others. Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the TCBA, including circumstances in which indemnification is otherwise discretionary.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2004 were Ronald W. Dollens, N. Colin Lind, Harry R. Jacobson, M.D. and James T. Farrell (who is no longer on the Board of Directors). None of the members of the Compensation Committee during fiscal 2004 was an officer or employee of KCI or any of its subsidiaries, or was formerly an officer of KCI or any of its subsidiaries.

        Messrs. Lind and Farrell are affiliated with Blum Capital Partners, L.P. and Fremont Partners, L.P., respectively, which together with their respective affiliates, each hold greater than 5% of our outstanding common stock. Mr. Lind also owns a minority interest in Blum Capital Partners, L.P. These entities participated as selling shareholders in our initial public offering in February 2004, and the 2004 secondary offering. We paid all of the selling shareholders' fees and expenses in connection with both offerings, excluding underwriters' discounts and commissions.

        In January 2005, the shareholder agreement among KCI and various shareholders, including Fremont Partners, L.P., Blum Capital Partners, L.P., and their respective related parties, was amended and restated. Under the amended shareholder agreement, we are required to file a shelf registration statement permitting the continuous resale of securities from time to time. We are also required to indemnify them for designated liability under the securities laws.

        As a result of the February 2004 initial public offering, each of the holders of our preferred stock, including, among others, Fremont Partners, L.P., Blum Capital Partners, L.P., Harry R. Jacobson, M.D., and their respective related parties, received accelerated preferred dividends paid in kind in the following approximate amounts: Fremont Partners, L.P.—$18 million; Blum Capital Partners, L.P.—$11.9 million; and Dr. Jacobson—$119,000. Immediately after the issuance of in-kind dividends, all outstanding shares of our preferred stock were automatically converted into shares of our common stock in connection with the consummation of the initial public offering.

The material in the following report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of KCI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The compensation committee oversees KCI's executive compensation program. The committee's membership is determined by the Board of Directors and is composed entirely of independent directors. The committee's charter reflects its various responsibilities, which include review and oversight of KCI's compensation plans and policies, the annual review of all executive officers' compensation, and oversight of KCI's equity plans. The committee regularly reports its findings and recommendations to the full board, which then makes final compensation decisions and approves equity grants to employees (including the approval of options and restricted stock to executive officers). KCI's Human Resources department provides support to the committee and, from time to time, the committee will engage the services of outside advisers.

General Compensation Philosophy

        KCI's executive compensation philosophy is designed to attract, retain and motivate highly qualified individuals in a fair and cost-effective manner. KCI also seeks to provide management with strong incentives to maximize divisional and overall company performance and to enhance shareholder value. KCI's compensation programs share the following characteristics:

  •
  Compensation of KCI employees is based on job responsibility, individual performance and KCI's overall corporate performance. Members of senior management have a greater portion of their pay based on KCI's performance than other employees.

  •
  Compensation levels for company positions are intended to be comparable to similar positions in the marketplace.

  •
  Compensation programs are intended to encourage a long-term performance objective, which is required for KCI's success in the medical device industry.

        In establishing total compensation, the committee considers performance measures in order to assess overall performance and prospects for KCI. Among the performance measures considered are revenue, net income, earnings per share, consolidated cash flow, earnings before interest and taxes (EBIT), and stock price. The committee may consider additional performance measures in the future.

        In 2004, with the assistance of outside consultants, the committee compared KCI's compensation packages with those of a selected peer group of companies. The committee used data from the peer group as a benchmark to ensure that KCI's total compensation remained competitive as compared to the industry across various tiers of management. The committee also used data from the peer group over the course of the year to benchmark compensation levels for executive officers for consideration of annual merit-based increases.

Elements of Compensation

        Annual Compensation.    In 2004, annual cash compensation for KCI's named executive officers consisted of two components—base salary and annual cash bonuses. Individual base salary increases were determined primarily by individual performance and comparison to marketplace data. Assessment of an individual's performance included consideration of a person's impact on financial performance, as well as judgment, creativity, effectiveness in developing subordinates and contributions to improvement in the quality of KCI's products, services and operations.

        The 2004 annual bonus program was designed to reward team success as well as individual achievement, and to provide greater incentives to those individuals and company divisions that have a material impact on revenue, expenses and assets of KCI. Annual cash bonuses were tied to achievement of individual personal objectives and the attainment of divisional and corporate performance measures compared to budget, which we call the consolidated financial metric. For 2004, the metric was based on measurements of consolidated earnings per share and cash flow. In addition, the bonus pools for employees of the USA and International divisions were impacted by divisional EBIT. The bonus pool for corporate employees was only impacted by the consolidated financial metric. The performance measurements were subject to discretionary adjustments by the committee for matters such as non-recurring and certain non-operating items.

        IPO Bonuses.    In 2004, a special cash bonus was paid to the CEO, the other named executive officers and other senior managers employed with KCI. These bonuses were made pursuant to the CEO Special Bonus Plan and the 2000 Special Bonus Plan, both of which were adopted by the Board of Directors in April 2000. Both plans established special bonus pools which were to be paid to the CEO and other senior management upon the consummation of a successful initial public offering. In connection with KCI's February 2004 initial public offering, senior management other than the named officers received aggregate payments of $4.5 million.

        Long-Term Incentives.    In 2004, the board approved grants of stock options to eligible employees, together with restricted stock grants for some members of senior management, which became effective on April 1, 2004. Some members of senior management did not receive option or restricted stock grants, based upon the committee's consideration of their existing equity ownership and other criteria. The 2004 option and restricted stock grants emphasized the long-term focus necessary for continued success in the medical device business. All option grants were subject to 25% vesting each year for four years. The restricted stock grants to senior management provided for cliff vesting in six years with acceleration upon a qualifying change in control. The restricted stock grants further provided that vesting would accelerate to three years from the date of grant if targets for KCI's share price performance were achieved. Specifically, vesting of one-third of the shares accelerates to three years upon 25%, 50% and 75% appreciation in the $44.41 share price from the April 1, 2004 date of grant.

        The committee believes that equity ownership helps assure executives' long-term alignment with shareholders' interests. KCI's Management Stock Ownership Guidelines reinforce this goal. The guidelines require KCI's senior executives to attain and hold investment positions equal to two to five times annual base salary, depending on the level of the executive.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that KCI may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. KCI's shareholder-approved 2004 Equity Plan is qualified so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Tax Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the committee has not adopted a policy that all compensation must be deductible.

Compensation of the Chief Executive Officer

        In 2004, the cash compensation of Dennert O. Ware, president and chief executive officer, consisted of base salary of $563,849, an IPO bonus of $13.0 million and an annual bonus of $546,648. Mr. Ware did not receive any option or restricted stock grants in 2004.

        In Mr. Ware's 2004 performance evaluation, the committee considered his total cash compensation relative to KCI's performance over the last 12 months with a particular focus on KCI's revenue, net income and earnings per share. The committee determined that an increase of $42,824 to Mr. Ware's base salary would allow his cash compensation to be competitive relative to persons in similar positions in KCI's peer group. However, given Mr. Ware's existing stock option holdings, the committee determined not to make additional equity grants to him in 2004. Mr. Ware's IPO bonus was paid pursuant to the terms of the 2000 CEO Special Bonus Plan as a result of the consummation of the IPO, and his annual bonus was based primarily on KCI's consolidated financial metric (as described above).

        The committee reviewed all components of Mr. Ware's compensation, including salary, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to KCI of all perquisites and other personal benefits, and under several potential severance and change-in-control scenarios. A detailed schedule setting forth all the above components was reviewed by the committee. Based on this review, the committee determined that Mr. Ware's total compensation to be appropriate, recognizing the significant contribution Mr. Ware made to KCI's successful year and the risks to KCI that would arise as a result of any inability to retain him.

Submitted by the Compensation Committee of the Board of Directors:

C. Thomas Smith, Chairman
Ronald W. Dollens
Harry R. Jacobson
N. Colin Lind

The material in the following report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of KCI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit and Compliance Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our independent auditors throughout the year and reports the results of its activities to the Board of Directors. In accordance with its responsibilities set forth in the committee charter, the Audit and Compliance Committee has done the following:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management;

  •
  Discussed with Ernst & Young LLP, the independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

  •
  Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

        Based on the foregoing, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by The Audit and Compliance Committee of the Board of Directors:
David J. Simpson, Chairman
John P. Byrnes
Donald E. Steen

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

        The aggregate fees billed by Ernst & Young LLP, our independent auditors, for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K and the reviews of the consolidated financial reports included in our Quarterly Reports on Form 10-Q, in each case, for the years ended December 31, 2004 and 2003 amounted to approximately $1.6 million (including $0.5 million of transaction fees related to stock offerings) and $2.0 million (including $1.2 million of transaction fees related to our 2003 recapitalization and the initial public offering), respectively.

Audit Related Fees

        The aggregate fees billed by Ernst & Young LLP for assurance and other services reasonably related to the performance of the audit or review of our financial statements (other than those described above under "Audit Fees") for the years ended December 31, 2004 and 2003 amounted to $120,000 and $268,000, respectively. Such services consisted of consultation regarding accounting matters and audits of employee benefit plans.

Tax Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2004 and 2003 amounted to $949,000 and $984,000, respectively. Such services consisted of tax planning, transaction support and compliance.

All Other Fees

        The aggregate fees billed by Ernst & Young LLP for services other than those described above under "Audit Fees", "Audit Related Fees" and "Tax Fees" for the years ended December 31, 2004 and 2003 amounted to approximately $2,700 and $2,700 respectively. Such services consisted of online research support.

Audit and Compliance Committee Pre-Approval Policies and Procedures

        Effective May 2003, the Audit and Compliance Committee adopted polices and procedures for pre-approving all audit and non-audit services provided by our independent auditors. Under the policy, all engagements for services by Ernst & Young LLP or other independent auditors are subject to prior approval by the Audit and Compliance Committee. For audit services, the auditor must provide the Audit and Compliance Committee with an engagement letter, no later than May 31 of each year, that outlines the scope of the audit services proposed to be performed during the fiscal year along with a fee estimate. If approved by the Audit and Compliance Committee, the engagement letter shall be formally accepted by the Audit and Compliance Committee at a regularly scheduled meeting. For non-audit services, our management must submit to the Audit and Compliance Committee for approval, no later than May 31 of each year, the list of non-audit services that it recommends the auditor be engaged to provide that year, along with a fee estimate for the services. The Audit and Compliance Committee will review, and at its sole discretion, approve, a list of services along with fees for such services. The Audit and Compliance Committee is to be informed routinely by management and the auditor as to the non-audit services actually provided by the auditor pursuant to the pre approval process.

        Additionally, the Audit and Compliance Committee has delegated to its Chairman the authority to amend or modify the list of approved, permissible, non audit services and fees. The Chairman will report any such action taken to the Audit and Compliance Committee at its next meeting.

        All services provided by Ernst & Young LLP after May 6, 2003 and the related fees were unanimously approved by the Audit and Compliance Committee in accordance with the pre-approval procedures described above, and were deemed not incompatible with maintaining Ernst & Young's independence.

The material in the following discussion is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of KCI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

STOCK PERFORMANCE GRAPH

        The following graph shows the change in our cumulative total shareholder return since our common stock began trading on the New York Stock Exchange on February 24, 2004 based upon the market price of our common stock, compared with: (i) the cumulative total return on the Standard & Poors 500 Large Cap Index and (ii) the Standard & Poors Healthcare Equipment Index. The graph assumes a total initial investment of $100 as of February 24, 2004, and shows a "Total Return" that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return on Investment

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Dr. Leininger, Fremont Partners, L.P., Blum Capital Partners, L.P., each together with their respective affiliates, own greater than 5% of our outstanding common stock as of April 1, 2005. Fremont Partners, L.P. and its related parties are affiliated with Robert Jaunich and James Farrell, former KCI directors who served on the Board during 2004. Blum Capital Partners, L.P. and its related parties are affiliated with Colin Lind, a current KCI director. Mr. Lind also owns a minority interest in Blum Capital Partners and certain affiliated funds. Dr. Leininger is a current director of KCI and Chairman Emeritus of the Board of Directors. KCI provides Dr. Leininger with office space and secretarial assistance at its corporate headquarters. Each of Fremont Partners, Blum Capital Partners, Dr. Leininger and their respective affiliates participated as selling shareholders in our common stock offerings during 2004. We paid all of the selling shareholders' fees and expenses in connection with both offerings, excluding underwriters' discounts and commissions. Two members of our Board of Directors, Mr. Ware and Mr. Steen own small passive investments in funds affiliated with Fremont Partners, L.P.

        The shareholder agreement among KCI, Fremont Partners, L.P., Blum Capital Partners, L.P., Dr. Leininger and their respective related parties, was amended and restated in January 2005. Under the amended shareholder agreement, we are required to file a shelf registration statement permitting the continuous resale of securities from time to time upon written request. We are also required to indemnify them for designated liability under the securities laws.

        As a result of the February 2004 initial public offering, each of the holders of our preferred stock, including, among others, Fremont Partners, L.P., Blum Capital Partners, L.P. and Dr. Leininger and their respective related parties, and four of our non-employee directors, John P. Byrnes, Harry R. Jacobson, M.D., David J. Simpson and C. Thomas Smith and their respective related parties, received accelerated preferred dividends paid in kind in the following approximate amounts: Fremont Partners, L.P.—$18 million; Blum Capital Partners, L.P.—$11.9 million; Dr. Leininger—$15.2 million; Mr. Byrnes—$237,000; Dr. Jacobson—$119,000; Mr. Simpson—$59,000; Mr. Smith—$10,000. Immediately after the issuance of in-kind dividends, all outstanding shares of our preferred stock were automatically converted into shares of our common stock in connection with the consummation of the initial public offering.

        A member of our Board of Directors, David J. Simpson, is an officer of Stryker Corporation, with which we conduct business on a limited basis. During 2004 we purchased approximately $2.8 million in hospital bed frames from Stryker. During 2004, we also sold approximately $210,000 of therapeutic surfaces to Stryker. The transactions between KCI and Stryker are not material to either party. Moreover, our relationship with Stryker predates Mr. Simpson's election to our Board. We have had a business relationship with Stryker since 1994 and Mr. Simpson joined our Board of Directors in 2003.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process of "householding" potentially provides extra convenience for shareholders and cost savings for companies. KCI and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to American Stock Transfer and Trust Company at 59 Maiden Ln., New York, NY 10038, or by calling 1-800-937-5449.

By Order of the Board of Directors

Stephen D. Seidel
 Secretary

April 26, 2005

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 has been included within the package of materials sent to you.

APPENDIX A

KINETIC CONCEPTS, INC.

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE

OF

THE BOARD OF DIRECTORS

(As amended by the Board of Directors on November 9, 2004)

I. PURPOSE

        The primary purpose of the Audit and Compliance Committee ("Committee") of the Board of Directors of Kinetic Concepts, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities by: reviewing the financial reports and other financial information provided by the Company to any governmental body or to the public, and reviewing processes established by management to assess whether an adequate system of financial reporting, and internal control is functioning within the Company. The Committee's primary responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Review the audit activities and performance of the Company's independent accountants and internal auditors.

  •
  Provide an open avenue of communication among the Company's independent accountants, its management, its internal auditing department, and the Board of Directors.

  •
  Review and assist the Board of Directors' oversight of the Company's compliance with finance, accounting and reimbursement compliance requirements.

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  Prepare the audit committee report required to be prepared by the Committee pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement.

  •
  Review and assist the Board of Directors' oversight of the independent accountant's qualifications and independence.

  •
  Review and assist the Board of Directors' oversight of the integrity of the Company's financial statements.

II. COMMITTEE MEMBERSHIP REQUIREMENTS

        The Committee shall be comprised of at least three directors as determined by the Board of Directors. The Board of Directors will designate one member of the Committee to chair the Committee. Each member of the Committee shall be an independent director or be otherwise eligible to serve on the Committee pursuant to the eligibility requirements set forth by the SEC and the New York Stock Exchange. Each member of the Committee shall be financially literate, or shall become financially literate. In addition, at least one Committee member shall be an "audit committee financial expert" as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 ("SOX").

III. COMMITTEE FUNCTIONS

A.
Meetings.    The Committee undertakes to meet at least four times each year. The Committee will report to the Board of Directors regarding any significant discussions or findings relating to the meetings of the Committee.

B.
Annual Review.    The Committee shall annually review and assess its performance and the adequacy of this Charter. The Committee shall report its findings to the Board of Directors.

C.
Independent Accountants.    The independent accountants for the Company are ultimately accountable to the Committee. The Committee undertakes the following with respect to the Company's independent accountants.

1.
The Committee shall annually appoint independent accountants to conduct an examination and audit of the financial statements of the Company and its subsidiaries and to issue an audit report or perform other audit, review or attestation services for the Company.

2.
The Committee will review with the appropriate officers of the Company the terms of the independent accountants' engagement with the Company, including fee estimates for arranged audit services and special services.

3.
The Committee will require the independent accountants to submit to the Committee at least annually a written report delineating all relationships between the independent accountants and the Company (and its subsidiaries) as well as the independent accountants' assessment of whether any such relationships affect their ability to serve as independent accountants for the Company. The Committee will discuss with the appropriate officers of the Company and the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee shall take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

4.
All services, whether audit or non-audit related, provided by the independent accountants must be approved by the Committee prior to performance as required by the Company's Audit and Non-Audit Services Pre-Approval Policy, adopted on November 17, 2003.

5.
The Committee shall review the annual audited financial statements, quarterly financial statements of the Company with the appropriate officers of the Company and the independent accountants, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

6.
At least annually, the Committee shall obtain and review the independent accountants' report describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

7.
The Committee shall review with the independent accountants any audit problems or difficulties and management's response.

8.
The Committee shall oversee any disagreements between management and the independent accountants regarding financial reporting.

9.
The Committee shall set clear hiring policies for employees or former employees of the independent accountants.

D.
The Company's Internal Auditors.    The Committee will review the Company's annual internal audit plan and annual internal audit performance report with the appropriate officers of the Company, including its Internal Audit Director, and the independent accountants. The Committee shall also review the Company's internal audit reports and its completed and active internal audit projects with the appropriate officers of the Company, including its Internal Audit Director, and the independent accountants.

E.
Corporate Compliance.    The Committee will review annually the Company's and its subsidiaries' compliance with applicable finance, accounting and reimbursement laws and regulations and the results of internal compliance programs for finance, accounting and reimbursement with the appropriate personnel of the Company.

F.
Reporting.    The Committee will prepare and deliver to the Company a report of the Committee for inclusion in the Company's annual proxy statement. The report will contain all of the information required by the SEC pursuant to its rules and regulations pertaining to reports of audit committees included in proxy statements.

G.
Other Activities.    In its discretion, the Committee shall perform the following activities when deemed necessary or appropriate.

1.
The Committee will meet periodically and separately with the Company's financial and executive officers, including the Internal Audit Director, and the Company's independent accountants.

2.
The Committee will review any legal proceedings relating to finance, accounting and reimbursement compliance affecting the Company or its subsidiaries that could have a material adverse effect on the Company's financial statements.

3.
Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.
The Committee shall discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.
The Committee shall consider any other matters in relation to the financial affairs of the Company and its accounts, and in relation to audits of the Company, as the Committee may determine to be advisable.

6.
The Committee shall report regularly to the Board of Directors, including a review with the full Board of Directors of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with finance, accounting and reimbursement legal or regulatory requirements, the performance and independence of the Company's independent accountants and the performance of the internal audit function.

* * *

        While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any liability for members of the Committee.

ANNUAL MEETING OF SHAREHOLDERS OF
KINETIC CONCEPTS, INC.
May 24, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect two directors of the Company to serve as Class A Directors until the 2008 Annual Meeting of Shareholders or until their successors are duly elected and qualified.				2.	To ratify the appointment of Enrst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	( ) ( )	James R. Leininger, M.D. Dennert O. Ware
					3.	In accordance with the discretion of the proxy holders, to act upon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES					all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)
This Proxy when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted "FOR" the election of directorslisted at left and "FOR" the ratification of the appointment of auditors.
WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:		•

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KINETIC CONCEPTS, INC.

PROXY

Annual Meeting of Shareholders, May 24, 2005

This Proxy is Solicited on Behalf of the Board of Directors of
Kinetic Concepts, Inc.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 24, 2005 and the Proxy Statement and appoints Dennert O. Ware and Dennis E. Noll, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Kinetic Concepts, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the San Antonio Marriott Hotel Northwest, 3233 N.W. Loop 410, San Antonio, Texas 78213 on Tuesday, May 24, 2005 at 8:30 a.m. Central Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(Continued and to be signed on the reverse side)

QuickLinks

TABLE OF CONTENTS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS
PRINCIPAL ACCOUNTING FEES AND SERVICES
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ADDITIONAL INFORMATION
APPENDIX A